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                                                                Exhibit 23.2


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                                                Re:  Colonial Properties Trust
                                                     Registration on Form S-8



We are aware that our reports dated April 20, 1996 and July 23, 1996 on our reviews of interim financial information of Colonial Properties Trust for the periods ended March 31, 1996 and June 30, 1996, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended, are incorporated by reference in this registration statement on Form S-8. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                                /s/ Coopers & Lybrand L.L.P.

                                               COOPERS & LYBRAND L.L.P.


Birmingham, Alabama
October 11, 1996